As filed with the Securities and Exchange Commission on August 22, 1997.
                                                         Registration No.
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-A

               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934

                       SHARED MEDICAL SYSTEMS CORPORATION
                       ----------------------------------
             (Exact name of registrant as specified in its charter)


                Delaware                               23-1704148
         ------------------------                ----------------------
        (State of Incorporation)            (IRS Employer Identification No.)


      51 Valley Stream Parkway, Malvern, Pennsylvania       19355
      -----------------------------------------------     ---------
          (Address of Principal Executive Offices)      (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [_]

If this Form relates to the registration of a class of debt securities and is effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [_]

Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                  Name of each exchange on which
      to be so registered                  each class is to be registered
      -------------------                  ------------------------------

   Rights to Purchase Series A Junior         New York Stock Exchange
     Participating Preferred Stock            -----------------------
     -----------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
--------------------------------------------------------------------------------
                                (Title of Class)

Item 1.    Description of Registrant's Securities to be Registered

           This registration statement relates to the Rights to Purchase Series A Participating Preferred Stock (the "Rights") issued pursuant to a Rights Agreement dated as of May 1, 1991, which Rights were initially distributed as a dividend by the Registrant in May 1991 to the holders of the Registrant's Common Stock at the rate of one Right for each outstanding share of Common Stock.

           A description of the Rights is incorporated herein by reference to
Item 5 of the Registrant's Current Report on Form 8-K dated May 1, 1991, filed with the Securities and Exchange Commission.

Item 2.    Exhibits

           I. Rights Agreement dated as of May 1, 1991 between the Registrant and Pittsburgh National Bank, as initial Rights Agent (incorporated herein by reference to Exhibit 4 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed with the Securities and Exchange Commission).

           II. In addition to the Rights Agreement referred to above, the following exhibits will be filed with each copy of this registration statement filed with the New York Stock Exchange in accordance with Instruction II to
Item 2:

           1. Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

           2. Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1997 and June 30, 1997;

           3. Definitive Proxy Statement dated April 4, 1997 for the Annual Meeting of Stockholders held on May 9, 1997;

           4. Restated Certificate of Incorporation filed June 19, 1992; Certificate of Amendment to Certificate of Incorporation filed May 28, 1997; By-Laws as amended through August 10, 1995;

           5.  Specimen Rights Certificate;

           6.  1996 Annual Report to Stockholders.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              Shared Medical Systems Corporation

                              By: /s/ Marvin S. Cadwell
                                 -----------------------------
                                    Marvin S. Cadwell
                                    President and Chief Executive
                                    Officer

                              Date:  August 21, 1997